Exhibit 10.5

 SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated for reference purposes as of February 15, 2012, and is made by and between SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company (the “Debtor”), and the CARDINAL INVESTMENT PROPERTIES-RAMSGATE, L.P., a California limited partnership (the “Secured Party”), with reference to the following facts:

RECITALS:

A. Debtor has entered into certain agreements as “Borrower” with Secured Party as “Lender” including that certain Loan Agreement, Promissory Note Secured by Deed of Trust, Deed of Trust with Assignment of Rents, and such other documents of an even date herewith (collectively, the “Loan Documents”) as may have been entered into by and between Debtor and Secured Party in connection with that certain loan from Secured Party to Debtor in the amount Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Loan”), and pursuant to which Debtor has assumed certain obligations as more particularly described therein.

B. Debtor has agreed to provide for the benefit of Secured Party certain collateral security for the performance by Debtor of its obligations thereunder in the form of a security interest in certain collateral as described herein.

C. The parties now wish to enter into this Agreement to provide for such security interest and such matters as are set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Debtor hereby (i) grants Secured Party a security interest in all of Debtor’s right, title and interest in and to the property more particularly described below and all products thereof (collectively, the “Collateral”), to be held and/or disposed of in accordance with the terms of this Agreement:

A. All fixtures and arising of property now or hereafter attached hereto, or used or adapted for use in the development, construction and/or operation of, the real property and all improvements thereto located in the City of Lake Elsinore, County of Riverside, State of California, and more particularly described in the attached Exhibit “A” (the “Real Property”), or delivered to the Real Property for such attachment, use and/or adaptation for use (whether such items are leased, owned absolutely or subject to any title retaining or security instrument, or otherwise used or possessed, but excluding those items owned by tenants in accordance with their leases), including, without limitation, all building and construction materials, heating, cooling, air-conditioning, ventilating, refrigerating, plumbing, generating, power, lighting, laundry, maintenance, incinerating, lifting, cleaning, fire prevention and extinguishing, security and access control, cooking, gas, electric, and communication fixtures, equipment, and apparatus, all engines, motors, conduits, pipes, pumps, tanks, ducts, compressors, boilers, water heaters, and furnaces, all ranges, stoves, disposers, refrigerators, and other appliance, all escalators and elevators, all cabinets, partitions, mantels, built-in mirrors, window shades, blinds, screens, awnings, storm doors, windows, and sash, all capering, under padding, and draperies, all furnishings of public spaces, halls, and lobbies, and all shrubbery and plants.

B. All proceeds and rights thereto which may be or become payable by virtue of any insurance contracts or policies which insure the Real Property or any building, structures, or improvements thereon, or any such fixtures or personal property, against casualties and theft (including all deposit accounts and/or investment property in which such proceeds are deposited or held).

C. All the rents, revenues, issues, profits and income of the Real Property, and all right, title and interest of Debtor in and to all present and future leases and other agreements for the occupancy or use of all or any part of the Real Property, and all right, title and interest of Debtor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposit or payments of similar nature (including all deposit accounts and/or investment property in which the same are deposited or held or are otherwise related thereto), together with all guarantees of tenants or occupants’ performance thereunder.

D. All deposit accounts, investment property, tangible property and all general intangibles relating to the development of the Real Property including, but not limited to, all plans and specifications, architectural plans and renderings, development rights, utility or other deposits or prepaid fees, reports, studies, entitlements, permits, licenses, franchises, all names under or by which the Real Property may at any time be operated or known and all rights to carry on business under any such names or any variant thereof.

E. All products and proceeds of all of the foregoing and all deposit accounts and/or investment property in which the same are deposited or held or are otherwise related thereto.

2. The granting of this security interest is security for the performance by Debtor of its obligations to Secured Party, pursuant to the terms of the Loan Documents, including, but not limited to, repayment of the Loan and any and all sums hereafter advanced and expenditures hereafter made by Secured Party to or for the account or benefit of Debtor, and any and all indebtedness and obligations now or hereafter owing or due or becoming owing or due from Debtor to Secured Party.

3. Debtor hereby represents and warrants to Secured Party that (i) Debtor is the absolute owner of all of the Collateral, (ii) the Collateral is free and clear of all security interests, liens and encumbrances and adverse claims except such claims in favor of Secured Party as are created hereunder and (iii) Debtor has the right to grant to Secured Party the security interest in the Collateral created herein without obtaining the consent of any person or, in the event the consent of any person is required, Debtor shall obtain such consent in form and content reasonably satisfactory to Lender and deliver the same to Lender prior to the funding of the Loan.

4. Debtor covenants and agrees that Debtor will, upon demand at any time, execute and deliver all such further instruments, documents and/or agreement, and undertake such acts, as shall be reasonably required to effectuate the security interest described herein and so as to render all of the Collateral available for the security and satisfaction of said indebtedness, according to the intent and purpose herein expressed and so as to enable the Secured Party to sell and/or convey or otherwise to subject the same to the lien hereof. Debtor further agrees to appear in and defend any and all actions and proceedings affecting the title to the Collateral or any part thereof or affecting the security interest of Secured Party therein.

5. If Debtor shall default in the payment of any of the indebtedness, obligations or liabilities secured hereby or shall default in the performance of any agreement herein contained, or if any breach be made in any obligation, promise, declaration or warranty of Debtor herein contained or secured hereby, then, subject to Debtor’s cure rights under the Loan Documents, Secured Party at Secured Party’s option, shall have the remedies of a Secured Party under the laws of the State of California, including (to the extent not otherwise prohibited thereby) the right to require Debtor to assemble the Collateral and make it available to Secured Party where the Collateral may be and for taking possession thereof by Secured Party, and the removal, sale or other disposition of the Collateral, or any part thereof, by Secured Party at public or private sale, upon legal notice to Debtor. Secured Party shall deduct and retain from the proceeds of such sale or sales all costs, expenses and charges paid or incurred in the taking, removal, handling and sale of the Collateral, or otherwise incurred in connection therewith, including any reasonable attorneys’ fees incurred or paid by Secured Party; the balance of the proceeds shall be applied by Secured Party upon the indebtedness, obligations and liabilities secured hereby and the surplus, if any, shall be paid to Debtor or to the person or persons lawfully entitled to receive the same. If suit be brought, or any proceedings instituted by Secured Party against Debtor to enforce the provisions of this Agreement, there shall be due from Debtor to Secured Party, such sum for reasonable attorneys’ fees and expenses as may be awarded to Secured Party in said action or proceeding, which sum is hereby secured. In any such action, the plaintiff shall be entitled to the appointment of a receiver, without notice, to take possession of all or any part of the Collateral and to exercise such powers as the Court shall confer upon him. At any sale or sales made under this Agreement, or authorized herein, Secured Party or any person on behalf of Secured Party, or any other person may bid for and purchase any of the Collateral being sold.

6. Unless otherwise directed by Debtor in writing, any notices required to be delivered to Debtor hereunder shall be delivered: c/o Shopoff Advisors, L.P., 2 Park Plaza, Suite 700, Irvine, California 92614, Attention William A. Shopoff. Unless otherwise directed by Secured Party in writing, any notices required to be delivered to Secured Party hereunder shall be delivered to: c/o Cardinal Development, 375 Bristol Street, Suite 50, Costa Mesa, California 92626, Attention: David J. Seidner.

7. This Agreement has been entered into by and between Debtor and Secured Party in addition to, and for the purpose of complimenting, the rights of Secured Party under the Loan Documents. Debtor hereby acknowledges and agrees that, to the maximum extent permitted by applicable law, (i) the rights of, and the remedies available to, Secured Party under this Agreement or any of the other Loan Documents, shall at all times be available to and enforceable by Secured Party on a nonexclusive basis and (ii) the election by Secured Party to pursue anyone course of action thereunder shall not constitute a waiver or prohibition against the pursuit by Secured Party of any other right or remedy under any of the Loan Documents.

8. The words “Debtor” and “Secured Party”, as used herein, shall be construed to include the heirs, legatees, devisees, administrators, executors, successors and assigns of Debtor and Secured Party, respectively, and this Agreement shall bind and inure to the benefit of said third persons. Whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural and vice versa. If there be more than one Debtor, it is agreed that the provisions of this Agreement in reference to Debtor shall be construed to apply jointly and severally to each of the Debtors. The term “and/or” as used herein means one or the other or both, or anyone or all, of the things or persons in connection with which the words are used. This Agreement shall be governed by the laws of the State of California. This Agreement may be executed in counterparts, each of which shall be deemed to be an original of this Agreement, but such counterparts, when taken together, shall constitute but one agreement.

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IN WITNESS WHEREOF, Secured Party and Debtor have executed this Agreement as of the date first above written.

SECURED PARTY:

CARDINAL INVESTMENT PROPERTIES – RAMSGATE, L.P.,
a California limited partnership

By:	Cardinal Investment Properties, LLC, a
California limited liability company,
General Partner

	By:	/s/ David J. Seidner
David J. Seidner, General Manager

BORROWER:

DEBTOR:

SPT-LAKE ELSINORE HOLDING CO., LLC,

a Delaware limited liability company

By:	Shopoff Partners, L.P., a Delaware
limited partnership, sole member

By:	Shopoff General Partner, LLC, a
Delaware limited liability company,
general partner

By:	Shopoff Properties Trust, Inc.,
a Maryland corporation, manager

By:	/s/ William A. Shopoff
William A. Shopoff, President and CEO